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                                                                  EXHIBIT NO. 21

                   SUBSIDIARIES OF FREMONT GENERAL CORPORATION

Each of the subsidiary companies does business under its incorporated name.

1. Domestic Subsidiaries

NAME                                                 STATE OF INCORPORATION
----                                                 ----------------------
Fremont General Credit Corporation                         California
Fremont Investment & Loan                                  California
Fremont Compensation Insurance Group, Inc.                 California
Fremont Indemnity Company                                  California
Fremont General Insurance Agency, Inc.                     California
Fremont Health Corporation                                 California
Industrial Indemnity Insurance Services, Inc.              California
Fremont Life Insurance Company                             California
Menlo Life Insurance Company                                 Arizona

2. Foreign Subsidiaries

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
NAME                                                 STATE OF INCORPORATION
----                                                 ----------------------
Fremont Reinsurance Company, Ltd. (Bermuda)                  Bermuda